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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of report:

                                  June 2, 2000


                        Beasley Broadcast Group, Inc.
                        -----------------------------
                         (Exact Name of Registrant as
                            Specified in Charter)

                                   0-29253
                                   -------
                            (Commission File No.)

                                  65-0960915
                                  ----------
                                (IRS Employer
                             Identification No.)

                                   Delaware
                                   --------
                         (State or Other Jurisdiction
                              of Incorporation)


                          3033 Riviera Drive, Suite 200
                              Naples, Florida 34103
                              (Address of Principal
                               Executive Offices)


                                 (941) 263-5000
                                 --------------
                             (Registrant's telephone
                          number, including area code)


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ITEM 5.  OTHER EVENTS

         On June 2, 2000, Beasley FM Acquisition Corp., an indirect wholly-owned subsidiary of Beasley Broadcast Group, Inc. entered into an agreement to acquire all of the outstanding common stock of Centennial Broadcasting Nevada, Inc. and all of the membership interests in Centennial Broadcasting, LLC for an aggregate purchase price, subject to certain adjustments, of approximately $137.5 million. Centennial Broadcasting Nevada, Inc. owns approximately 18.5% of the membership interests in Centennial Broadcasting, LLC. Centennial Broadcasting, LLC owns the radio stations KJUL-FM, KSTJ-FM and KKLZ-FM in Las Vegas, Nevada and WBYU-AM, WRNO-FM and KMEZ-FM in New Orleans, Louisiana. Beasley Broadcast Group, Inc. expects to finance this acquisition with amounts borrowed under a revised credit facility currently being negotiated. The revised credit facility is expected to include an increased maximum commitment and a revision to the scheduled reductions of the maximum commitment. Although Beasley Broadcast Group, Inc. anticipates revising its credit facility prior to closing on this acquisition, there can be no assurances that Beasley Broadcast Group, Inc. will be able to revise its credit facility as described above or at all. If the credit facility cannot be revised as described above, Beasley Broadcast Group, Inc. may need to seek alternative financing to complete this acquisition. Completion of the transaction is subject to FCC approval, the expiration of the applicable Hart-Scott-Rodino waiting period and other customary closing conditions.

         The summary of the transaction described above is qualified by reference to the Equity Interest Purchase Agreement, a copy of which is an exhibit hereto or incorporated by reference.

         In an unrelated event, on May 9, 2000, Beasley Broadcast Group, Inc. named Herb McCord, 57, President of Granum Communications, to its Board of Directors.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


          Beasley Broadcast Group, Inc.


By:       /s/ George G. Beasley
          -----------------------
Name:     George G. Beasley
Title:    Chairman of the Board and Chief Executive Officer


By:       /s/ Caroline Beasley
          -----------------------
Name:     Caroline Beasley
Title:    Vice President, Chief Financial Officer, Secretary,
          Treasurer and Director


Date:  June 12, 2000



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                                  EXHIBIT INDEX


2.1 Equity Interest Purchase Agreement of Centennial Broadcasting Nevada, Inc. and Centennial Broadcasting, LLC, dated June 2, 2000.

99.1     Press Release for Equity Interest Purchase Agreement.

99.2     Press Release for New Director.